Exhibit 10.1

LICENSE AND DEVELOPMENT AGREEMENT

THIS LICENSE AND DEVELOPMENT AGREEMENT (“Agreement”) is made as of the 24th day of April, 2002, by and between SIERRA DESIGN GROUP, a Nevada corporation with offices at 300 Sierra Manor Drive, Reno, NV 89511 (“LICENSOR”) and WMS GAMING INC., a Delaware corporation with offices at 800 S. Northpoint Blvd., Waukegan, IL 60085 (“LICENSEE”).

RECITALS:

A.	LICENSOR is a licensed developer and manufacturer of gaming and related system and platform technologies, and is developing an independent gaming platform known as the “Alpha Platform,” and herein defined as the “SDG Platform Rev A.”

B.	LICENSEE is engaged in the business of manufacturing, distributing, selling and leasing gaming devices and games for use in the gaming industry.

C.	The parties have previously entered into a letter agreement, dated March 5, 2002 (the “Letter Agreement”), pursuant to which LICENSEE was entitled to conduct a due diligence review of LICENSOR’s SDG Platform Rev A, and at LICENSEE’s discretion cause the parties to negotiate in good faith as to a development and license agreement substantially containing the terms set forth in the Letter Agreement.

D.	Licensee having completed its due diligence review, the parties now wish to enter into this Agreement as provided for in the Letter Agreement whereby LICENSOR shall grant to LICENSEE a license to LICENSOR’S Alpha Game Platform, both in its current state and as further developed pursuant to this Agreement, which further developed platform is more specifically defined herein as the “SDG Platform Rev B” and the parties will agree to procedures to confirm the development without use of or reliance upon unauthorized third party proprietary and/or confidential information.

For the reasons recited above, and in consideration of the mutual promises and covenants set forth in this Agreement, LICENSOR and LICENSEE agree as follows:

1.	Definitions: The following terms will have the following meanings:

a.	“Acceptance Criteria,” as it applies to Deliverables (defined below) shall mean that (i) each Deliverable meets the Specifications (as defined below), (ii) each Deliverable exhibits no “Critical Defects” (as defined below) in LICENSEE’s Acceptance Testing and (iii) any “Serious

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Defects” (as defined below) discovered in LICENSEE’s Acceptance Testing are subject to a mutually-agreed upon action plan for resolution.

b.	“Acceptance Testing” shall mean the procedures set forth in Section 4.f.

c.	“Affiliate” of an entity shall mean any person or entity which controls, is controlled by or is under common control of such entity, where “control” means the power to elect a majority of the board of directors or similar managing body of the entity in question.

d.	“Critical Defect,” as it relates to a particular Deliverable (as defined below) or to the SDG Platform Rev B, shall mean that one or more of the following conditions exists as to a particular Deliverable (as defined below):

[*]

e.	“Deliverables” shall mean the items to be delivered by LICENSOR to LICENSEE in connection with each Milestone, as set forth in Exhibit C. Each Deliverable will include the Design Documentation (defined below) for that Deliverable.

f.	“Derivative Work” shall mean [*].

g.	“Design Documentation” shall include, without limitation, all source code, internally developed tool kits, compiling scripts, data, written specifications describing Deliverables, technical documentation, drawings, flow charts, and any other material necessary to allow a reasonably competent software engineer to understand, compile, modify, support and maintain the particular item.

h.	“End-user” as it relates to SDG Platform Rev B shall mean (i) an operator or owner of a gaming establishment which provides the SDG Platform

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Rev B for the use by its patrons in that operator’s or owner’s gaming establishment or (ii) patrons of a gaming establishment.

i.	“Game Developer” shall mean a person or entity who develops games to be used with SDG Platform Rev B and uses the SDG Platform Rev B solely for that purpose.

j.	“Game Manufacturer” shall mean any person or entity that manufactures, assembles, produces, programs, or makes modifications to any gaming device for use or play.

k.	“Gaming Regulatory Approval Date” shall mean the date that the first of LICENSEE’s gaming devices utilizing the SDG Platform Rev B has been approved by all appropriate gaming regulators in each of Nevada, New Jersey and Mississippi.

l.	“Initial Correction Cycle” shall have the meaning ascribed to such term in Section 4.f of this Agreement.

m.	“Intellectual Property” means any and all rights existing now or in the future, including but not limited to patents, copyrights, trademarks, trade secrets, ideas, designs, concepts, techniques, discoveries or improvements including any and all devices and computer software, whether or not patentable and all similar proprietary rights.

n.	“Licensed Property” shall have the meaning ascribed to such term in Section 2.a of this Agreement.

o.	“LICENSEE’s Material” shall mean all tangible items which LICENSEE provides to LICENSOR in connection with the development of SDG Platform Rev B.

p.	“LICENSOR Technology” shall mean [*].

q.	“Milestone” shall mean each development milestone, requiring various Deliverables, identified by number and letter in Exhibit C, for example “Milestone 1,” “Milestone 2A,” Milestone 2B,” etc.

r.	“Milestone Date” shall mean the dates on which the Deliverables for the various Milestones are due as set forth in Exhibit C.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

s.	“Minor Defect,” as it relates to a particular Deliverable or to the SDG Platform Rev B, shall mean that one or more of the following conditions (to the extent applicable) exists:

[*]

t.	“SDG Platform Rev A” shall mean the Alpha Platform as described in Exhibit A and all related LICENSOR Technology and Intellectual Property, including all source code, object code, firmware, hardware, circuit and board design, architecture and executable code, excluding any SDG platform interfaces to existing [*] hardware.

u.	“SDG Platform Rev A Extensions” shall mean the modifications, extensions and enhancements to SDG Platform Rev A as are identified in Exhibit B and all related LICENSOR Technology and Intellectual Property, including all source code, object code, firmware, hardware, circuit and board design, architecture and executable code.

v.	“SDG Platform Rev B” shall mean SDG Platform Rev A as modified, extended and enhanced in accordance with the SDG Platform Rev A Extensions and all related LICENSOR Technology and/or Intellectual Property, including all source code, object code, firmware, hardware, circuit and board design, architecture and executable code, in all of its stages of development under this Agreement.

w.	“Serious Defect,” as it relates to a particular Deliverable or to the SDG Platform Rev B, shall mean that one or more of the following conditions (to the extent applicable) exists:

[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

x.	“Specifications” shall mean, as set forth in Exhibit B, the technical, functional, regulatory and other specifications provided by LICENSEE to LICENSOR, including the requirements for the Deliverables.

y.	“Statement of Defects” shall have the meaning ascribed to such term in Section 4.f of this Agreement.

z.	“Third Party Tools” shall have the meaning ascribed to such term in Section 4.e of this Agreement.

2.   License: LICENSOR hereby grants to LICENSEE, under all of LICENSOR’S Technology and/or LICENSOR’s Intellectual Property rights, a perpetual, irrevocable, non-transferable (except as otherwise provided herein), worldwide, fully-paid (subject to the terms herein) and royalty-free, right and license (the “License”) to:

a.	Manufacture, have manufactured, use, copy, incorporate, integrate, embed, compile, link, market, advertise, sublicense to End Users and as otherwise provided herein, distribute (directly and through multiple levels of distribution), transmit, lease, lend, publicly perform, display, modify and create Derivative Works of (i) the SDG Platform Rev A (ii) the SDG Platform Rev B, (iii) each of the component parts of each of the foregoing (including, without limitation, source code, object code, firmware and hardware), (iv) Derivative Works provided by LICENSOR to LICENSEE pursuant to Section 5.f and (v) the Design Documentation to each of the foregoing (the items described in (i) through (v) are individually and collectively referred to herein as the “Licensed Property”); and

b.	Exercise all of the foregoing rights set forth in Section 2.a above, as to any Derivative Works of the Licensed Property created by LICENSEE. [*]

c.	[*].

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

LICENSOR shall retain exclusive title to and ownership of the Licensed Property, subject to the rights of LICENSEE set forth in this Agreement and LICENSEE’s right in and to LICENSEE’s Material. Except as provided in this Agreement, there are no express or implied licenses to Derivative Works from one party to the other created under this Agreement, and nothing in this Agreement relating to Derivative Works shall affect the rights and restrictions of the parties with respect to the Licensed Property, Licensor’s Technology and Intellectual Property underlying the Derivative Works.

d.	The LICENSEE’s rights may be sub-licensed by LICENSEE to [*] (collectively, a “Permitted Sub-License”). Notwithstanding anything to the contrary in this Agreement, LICENSEE shall be entitled to provide source code and Design Documentation of the Licensed Property to state and/or federal gaming regulators as necessary or appropriate to obtain and maintain any required regulatory approval.

e.	This Agreement and the rights constituting the License are not transferable by LICENSEE except to Affiliates of LICENSEE or to any successor-in-interest to LICENSEE, or to the portion of LICENSEE’S business that exploits the Licensed Property whether by way of asset sale, merger, stock sale or otherwise. Notwithstanding anything to the contrary contained herein, the parties agree that neither LICENSEE nor its permitted

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

successors or assigns shall themselves, or assist or license or otherwise authorize any other party to, convert any current LICENSOR games or terminals for use with the Licensed Property.

f.	The rights constituting the License shall be exclusive as to LICENSEE except that:

(i)	LICENSOR may itself directly exercise any rights with respect to the Licensed Property [*],

(ii)	LICENSOR may license the Licensed Property to [*], and

(iii)	LICENSOR may license the Licensed Property to [*].

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(iv)	Notwithstanding anything to the contrary in this Agreement, LICENSOR shall be entitled to provide source code and Design Documentation of the Licensed Property to state and/or federal gaming regulators as necessary or appropriate to obtain and maintain any required regulatory approval.

g.	This Agreement and the Licensed Property may not be sold, assigned or otherwise transferred by LICENSOR except to Affiliates of LICENSOR or to any successor-in-interest to LICENSOR, or to the portion of LICENSOR’s business that exploits the Licensed Property, whether by way of asset sale, merger, stock sale or otherwise. Notwithstanding anything to the contrary contained herein, the parties agree that neither LICENSOR nor its permitted successors or assigns shall themselves, or assist or license or otherwise authorize any other party to, convert any current LICENSEE games or terminals for use with the Licensed Property.

h.	[*]. Other than as explicitly set forth herein, this Agreement grants no licenses to any other Intellectual Property, and nothing herein shall require LICENSEE to provide or license to LICENSOR any modifications or Derivative Works to the Licensed Property created by LICENSEE.

3.       License Fee; Penalties: Subject to the terms contained herein, in consideration of the License and LICENSOR’s other agreements set forth herein, LICENSEE agrees to pay LICENSOR a one-time license fee(s) (including the Bonus License Fee(s) described below, the “License Fees”), and LICENSOR agrees to pay penalties to LICENSEE as follows:

a.	LICENSEE will pay [*] to LICENSOR as an initial license fee, as follows: (i) [*] will be paid in via wire funds transfer on the later of signing this Agreement and delivery by LICENSOR to LICENSEE of a complete copy of the SDG Platform Rev A in both object and source code forms, along with Design Documentation thereof, (ii) [*] will be paid by applying the advance fee of [*] previously paid to LICENSOR under the terms of the Letter Agreement, and (iii) [*] will be paid upon receipt of Independent

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Confirmation or completion of the Expert’s Recommendations in the Independent Report (as said terms are defined in Section 4.c).

b.	Provided LICENSOR is not in breach of any of its representations and warranties set forth in this Agreement, LICENSOR will have the opportunity to earn additional Bonus License Fee(s), up to an aggregate of [*], based upon LICENSOR achieving certain agreed Milestones, including Milestones to be achieved by the applicable Milestone Dates, all as set forth in the attached Exhibits C and D and Section 4.

c.	LICENSOR shall pay penalties to LICENSEE as required by Exhibit D.

4.	Independent Development:

a.	LICENSOR agrees to use its best efforts to develop the Deliverables in a professional and workman-like manner in accordance with the Specifications and task descriptions in Exhibit B, including, without limitation, completion of each Milestone, and delivery to LICENSEE of all applicable Deliverables, in accordance with Exhibit C.

b.	The parties acknowledge that it is their intent that the development of the Licensed Property by LICENSOR be wholly original and that no confidential, proprietary or trade secret information of any third party be used or relied upon in the development of the Licensed Property in breach of third party rights, it being understood that LICENSOR will be using certain open source programs and is entitled to use publicly available hardware components in the boards. LICENSOR has taken, and agrees to continue to take, certain measures to ensure such independent development, including but not limited to the following: (i) development of the core technology for SDG Platform Rev A and SDG Platform Rev B has been, and will continue to be, confined to LICENSOR’s [*] facility[*], (ii) no LICENSOR employee who has had access to [*] proprietary and/or confidential information, including source code, provided to LICENSOR for purposes of its game development for the [*] platform (“[*] Provided Information”), has been or will be involved in development of the Licensed Property, and (iii) to the best of LICENSOR’s knowledge, no employee who has been, or is currently expected to be, involved in development of the Licensed Property is bound by any agreement that would prohibit such person from developing the Licensed Property.

c.	To further ensure and confirm that the Licensed Property is not based on [*]Provided Information, within [*] after the date

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

hereof, the parties will engage, and share in the costs of, a recognized independent expert (the “Expert”) to review relevant publicly available information using such methods as the Expert deems appropriate and make a written determination (the “Independent Report”) as to the similarity of [*]Provided Information to LICENSOR’s Technology included in the Licensed Property. In performance of his engagement, the Expert will not be provided with access to [*]Provided Information. The Expert shall sign a written confidentiality and non-disclosure agreement, agree that in performance of the engagement he will not breach any third party agreement to which he is bound, and shall not provide to LICENSEE, in the Independent Report or otherwise, any [*]Provided Information. The Independent Report, which the parties shall endeavor to complete within [*] after the date hereof shall either (1) confirm, to the extent the Expert can and/or subject to such assumptions the Expert deems reasonable, that the Licensed Property is not based upon the [*]Provided Information (the “Independent Confirmation”), (2) suggest areas in which the Licensed Property may be similar to or based on the [*]Provided Information and recommendations for changes to the Licensed Property to preclude any such similarities (“Expert’s Recommendations”) or (3) determine that development of the Licensed Property seems likely to have used or been based on the [*]Provided Information (“Critical Problem”). In the event of Expert’s Recommendations, LICENSOR and LICENSEE shall mutually agree on the necessary changes in order to obtain an Independent Confirmation. LICENSOR will then implement the necessary changes in order to obtain Independent Confirmation. In the event of a Critical Problem, LICENSEE may elect to terminate this Agreement, in which case LICENSOR shall refund the License Fees then paid to date less LICENSOR’s demonstrable costs (not including any overhead or employee/consultant bonuses or benefits) in the development of the Licensed Property directly incurred under the terms of this Agreement or under the Letter Agreement; provided however, if it can be reasonably shown that LICENSOR acted in bad faith in using [*]Provided Information in the development of the Licensed Property, LIENSOR shall refund all the License Fees without any deductions for costs. The parties shall use their best efforts to cooperate with the Expert. If the anticipated terms of the Expert’s engagement prove impractical, the parties may agree to alternative arrangements designed to achieve as nearly as possible the same purposes.

d.	To the extent possible, and in an effort to expedite the development process, when the Deliverables for a given Milestone are suitable for LICENSOR’s Quality Assurance procedures (“QA”), LICENSOR shall provide a copy of the Deliverables to LICENSEE such that each party

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall undertake QA in parallel. The parties will jointly determine a suitable QA period for the Deliverables in each Milestone, and each such period shall be divided in half (herein, the “First Half QA Period” and “Second Half QA Period”). LICENSEE shall as soon as reasonably possible, but no less frequently than weekly, notify LICENSOR of defects, non-conformities and other issues arising during its QA. If LICENSOR fixes defects or non-conformities discovered during its QA, it will to the extent practical, provide such fixes to LICENSEE. LICENSOR shall use its best efforts to correct defects and non-conformities and otherwise address issues which arise during the First Half QA Period by the end of the Second Half QA Period. LICENSOR shall use its best efforts to correct defects and non-conformities and otherwise address issues which arise during the Second Half QA Period as soon as possible.

e.	Upon completion of each Milestone, LICENSOR shall deliver to LICENSEE all applicable Deliverables, including Design Documentation thereof, along with a list of all third party tools used in the development of said Deliverables (“Third Party Tools”).

f.	Following the end of the Second Half QA Period for a Milestone, and separate and apart from the QA process, LICENSOR shall make a new delivery of the Deliverables for said Milestone, LICENSEE shall test and evaluate such Deliverables for conformity to the Acceptance Criteria. LICENSEE shall provide LICENSOR within [*] after delivery of such Deliverables with written notice that the Acceptance Criteria as to the Deliverables has been met, or a written statement of defects or other non-conformity to the Acceptance Criteria (“Statement of Defects”). Critical and Serious Defects will be promptly fixed by LICENSOR and, as to any Minor Defects, or as otherwise mutually agreed in writing by LICENSEE and LICENSOR the period for the fix on a case by case basis may be extended or deferred to a later date. The Acceptance Criteria shall also be deemed to have been met if written acceptance or a written Statement of Defects have not been made within said [*] period. Unless otherwise agreed to as provided for above, LICENSOR shall correct such defects and non-conformities and return the corrected Deliverables to LICENSEE within no more than [*] from receipt of LICENSEE’s Statement of Defects and LICENSEE shall then have up to an additional [*] to test and evaluate such Deliverable for conformity to the Acceptance Criteria (the “Initial Correction Cycle”). The foregoing process shall continue until the Deliverables are in conformity with the Acceptance Criteria.

g.	The Deliverables will not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device” or “virus” (as these terms are commonly used in the computer software field), or other software routines

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

designed to permit unauthorized access, to disable or erase the software or data, or to perform any other similar type of function. LICENSOR also agrees that none of LICENSEE’s Materials will be included as part of SDG Platform Rev B. No government funding or college or university facilities will be used in the development of the SDG Platform Rev A Extensions, excluding from this sentence any open source Linux code, which originated in places unknown and unknowable to LICENSOR.

h.	In order for LICENSOR to claim that LICENSEE has not provided any LICENSEE’s Materials required in the development of the SDG Platform Rev B, LICENSOR must provide written notice to LICENSEE within [*] of the alleged failure. Any delay caused by LICENSEE’s failure to provide LICENSEE’s Materials in a timely fashion, or due to an inability, not caused by LICENSOR, to obtain a third party license needed for a feature included in the Specifications, shall cause a time extension for the applicable Milestone Date equal to the delay for the Milestone affected by that delay and all subsequent Milestone Dates, and establishes a new Milestone Date for each of the affected Milestones.

5.       LICENSOR Responsibilities: During the term of this Agreement, LICENSOR agrees that:

a.	LICENSOR shall use its best efforts to create the SDG Platform Rev A Extensions in accordance with the Milestones and Deliverables set forth in Exhibit C and otherwise perform its obligations under this Agreement.

b.	LICENSOR shall be responsible for providing the resources necessary for completing the SDG Platform Rev A Extensions, any host systems, tools or test harnesses required to verify that Specifications are being met, and shall provide secondary support in the form of training for LICENSEE’S game developers, QA assistance and assistance with suppliers and cause its personnel performing services at LICENSEE’S facilities to conform to LICENSEE’S reasonable and generally applicable office or facility policies.

c.	LICENSOR shall designate a Project Manager for the development of the SDG Platform Rev A Extensions. Among the Project Manager’s duties shall be responsibility for LICENSOR’S compliance with Exhibit E.

d.	LICENSOR shall provide LICENSEE’S project managers with access upon reasonable notice to LICENSOR’S development facilities and Design Documentation for the SDG Platform Rev A Extensions as they are being developed. LICENSOR will provide LICENSEE with weekly

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

backups for all source code and Design Documentation created for the SDG Platform Rev A Extensions.

e.	For a period of [*] from the Gaming Regulatory Approval Date, LICENSOR will support and maintain the Licensed Property at its cost. Such support and maintenance shall include telephone support, and any correction or fixes necessary to cause the Licensed Property to continue to perform in accordance with the Specifications or as otherwise mutually agreed in writing by the parties. If Critical Defects are reported to LICENSOR, LICENSOR will use its best efforts to provide an initial call back within [*] if the report from LICENSEE is made during normal business hours (i.e. 8 a.m.-5 p.m. Pacific Time) or within [*] if the report is made outside of normal business hours, and, regardless of when the report is made, to begin corrective actions within [*] but in no event more than [*] after LICENSEE’S notice. If Serious Defects are reported to LICENSOR, LICENSOR will use its best efforts to provide an initial call back within [*], and to begin corrective actions within [*]. If Minor Defects are reported, LICENSOR will use its best efforts to provide an initial call back within [*], and begin corrective actions within [*]. For Critical and Serious Defects problem resolution efforts will be on-going (i.e. without material interruption in such efforts). LICENSOR’S resolution time is dependent on LICENSEE providing appropriate and sufficient data regarding the defects in question. Reports of defects and other communication between the parties regarding resolution of defects shall be made to the parties indicated in Exhibit F. Either party can change or add to the person(s) designated as their Support Contact on Exhibit F upon notice to the other party. LICENSOR shall only be responsible for correcting defects which can be reasonably shown to relate to code or other technology contained in the SDG Platform Rev B and any Derivative Works created by LICENSOR which has been licensed under Section 2.a(iv). Such support and maintenance shall not require on-site visits, unless the on-site visit is likely to significantly increase the chances for correction.

f.	For a period of [*] from the Gaming Regulatory Approval Date, LICENSOR will provide all updates, enhancements and revisions to the Licensed Property and all compatible technologies, systems and related features (including the Design Documentation therefor) which LICENSOR develops or has the right to use or market, at LICENSEE’S cost, all on reasonable terms to be negotiated in good faith, such terms to be no less favorable to LICENSEE than the terms LICENSOR provides to any third party.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

g.	For a period of [*] from the Gaming Regulatory Approval Date, LICENSOR will consider in good faith any additional proposals by LICENSEE to further enhance the Licensed Property beyond that contemplated by the Agreement. LICENSOR will agree that (i) the fees charged for such additional development shall not exceed those fees charged by LICENSOR to any other customer of LICENSOR for the same or similar services, (ii) LICENSOR will use its best efforts to schedule such development and assign such specific personnel as reasonably requested by LICENSEE, and (iii) the development will receive highest internal priority at LICENSOR and no such development will be “bumped downward” or given reduced priority, as to allocation of personnel or time schedule for meeting milestones without consent from LICENSEE.

h.	LICENSOR shall assist LICENSEE in achieving all certification requirements. LICENSOR shall provide, at its cost, [*] prototype units at each revision level. Additional prototypes to be displayed by LICENSEE at the [*] may be purchased by LICENSEE for an amount equal to LICENSOR’S cost thereof.

i.	LICENSOR will provide training for LICENSEE’S personnel with respect to the Licensed Property and comply with the vendor requirements as provided on Exhibit E.

j.	LICENSOR shall at all times employ development and engineering personnel needed to perform its obligations hereunder on a timely basis.

k.	Following the execution of this Agreement, if there arises litigation or a claim to the effect that the LICENSOR does not own the Licensed Property or that the exercise by LICENSEE of any rights granted hereunder with respect thereto will infringe on the Intellectual Property rights of any third party, LICENSOR will promptly notify LICENSEE.

6.       LICENSEE Responsibilities: During the term of this Agreement, LICENSEE agrees that:

a.	LICENSEE shall be responsible for its own individual game development and shall provide secondary support for LICENSOR’S development efforts, and transitional personnel, all in the form of monitoring progress and preparing for the transition to LICENSEE of the SDG Platform Rev B. LICENSEE is solely responsible for its own game development, QA of its own development efforts, testing and regulatory submissions, with LICENSOR to provide support as provided in Section 5.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

b.	LICENSEE shall, at its own expense, be responsible for all laboratory testing, submissions, certifications and approvals, including all UL and CSA.

c.	LICENSEE shall, at its own cost, provide LICENSOR with gaming hardware, in fully operational form, for every configuration that LICENSOR is required to support. LICENSEE will provide [*] terminals with base configuration, and [*] additional terminal for each additional configuration LICENSOR will be supporting under the Agreement. Upon written demand, LICENSOR will return all equipment provided, with the exception of [*] units that it will keep for support purposes, upon final delivery of the SDG Platform Rev B.

d.	LICENSEE shall provide all other hardware and/or software utilized in testing, development and other related uses. LICENSEE shall retain all ownership rights in any such hardware and software.

e.	LICENSEE shall be responsible for all its own pilot and production runs of devices containing Licensed Products. LICENSEE shall provide LICENSOR with LICENSEE part numbers for preparation of schematics, spec sheets and as otherwise needed, and for all post-development supplier relationships.

f.	LICENSEE shall promptly notify LICENSOR if it discovers that the Licensed Property infringes any third party patent rights.

7.       LICENSOR Representations and Warranties: LICENSOR represents and warrants as follows (such representations and warranties to be deemed restated on each delivery of a Deliverable constituting Licensed Property or a portion or component thereof or Derivative Works provided under Section 5.f).

a.	LICENSOR has the right to enter into this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has the power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

b.	To the best of LICENSOR’S present knowledge and belief, (i) LICENSOR is capable of creating the SDG Platform Rev A Extensions in accordance with the phases, Milestones and Deliverables set forth in Exhibit C; (ii) SDG Platform B will be capable of performing in accordance with the Specifications set forth in Exhibit B, and (iii)

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

c.	LICENSEE’S gaming machines utilizing SDG Platform Rev B will, in all material respects, perform in a commercially acceptable manner in accordance with applicable gaming regulations.

d.	(i) the Licensed Property is original to LICENSOR; (ii) no confidential or proprietary information of a third party was used or relied upon in developing the Licensed Property; (iii) LICENSOR is the owner and has all right, title and interest to the Licensed Property and is authorized to grant the rights and licenses to the Licensed Property as described herein, (iv) the Licensed Property does not infringe any third party copyright or trade secret and (v) to the best of LICENSOR’S knowledge, the Licensed Property does not infringe any third party patent (provided however, in connection with LICENSOR’s restatement of the representation in this subsection (v), in the event that, after the date hereof, LICENSOR first obtains knowledge that the Licensed Property infringes a patent issued before or after the date hereof, this subsection (v) shall not be breached if LICENSOR provides LICENSEE with prompt notice of such patent).

e.	There are no outstanding liens, encumbrances, third party rights, agreements or understandings of any kind, either written, oral or implied, regarding the Licensed Property which conflict with any provisions of this Agreement or with LICENSOR’S performance of its obligations hereunder.

f.	As of the date of this Agreement, there is no pending litigation or claim, nor has LICENSOR been advised of such, or other claim that the LICENSOR does not own the Licensed Property or that the exercise by LICENSEE of any rights granted hereunder with respect thereto will infringe on the Intellectual Property rights of any third party.

g.	LICENSOR is solvent and generally able to pay its debts as such debts become due, and has sufficient funds to carry on its business and engage in the transactions contemplated herein. LICENSOR is not in default or breach under any agreement by which LICENSOR is bound or obligated which would have material adverse effect on the ability of LICENSOR to perform its obligations under this Agreement.

h.	A substantially complete and correct copy of SDG Platform Rev A has been delivered to LICENSEE on or prior to the date hereof and such copy meets the specifications set forth in Exhibit A.

i.	All Third Party Tools are commercially available for purchase or license except as expressly set forth in this agreement.

j.	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR EXPRESSLY DISCLAIMS AND MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.       LICENSEE Representations and Warranties: LICENSEE has the right to enter into this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has the power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform its obligations hereunder, and has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder.

9.       Term: The term of this Agreement shall commence on the date first set forth above and shall continue thereafter in perpetuity unless or until terminated earlier by mutual agreement of the parties or pursuant to Sections 4.c, 10 or 14.c hereof.

10.	Regulatory Compliance:

a.	Performance of this Agreement in each jurisdiction is contingent upon each party possessing or receiving any necessary initial and continuing approvals and licenses from the regulatory authorities in each of the jurisdictions where the parties operate and that have jurisdiction over the parties or the subject matter of this Agreement. Each party shall cooperate with any requests, inquiries or investigations of any regulatory authorities or law enforcement agencies. If any license or approval necessary for either party to perform under this Agreement is denied, suspended, or revoked, this Agreement shall terminate immediately, and the parties shall engage in good faith negotiations to provide for an appropriate fee proration, and neither party shall have any additional rights hereunder; provided, however, that if the denial, suspension, or revocation affects performance of this Agreement, in part only (e.g. in a jurisdiction), the parties shall continue to perform under this Agreement to the extent it is unaffected by the denial, suspension, or revocation.

b.	The parties acknowledge that each party operates under privileged licenses in a highly regulated industry, maintains a compliance program to protect and preserve its name, reputation, integrity, and good will through a thorough review and determination of the integrity and fitness, both initially and thereafter, of any person or company that performs work for the parties or their respective Affiliates, or with which those companies are otherwise associated, and to monitor compliance with the requirements established by gaming regulatory authorities in various jurisdictions around the world. Each party shall cooperate with the other party and its compliance committee as reasonably requested and provide the committee with such information as it may reasonably request on appropriate notice. Either party may terminate this Agreement in the event that either party or its respective compliance committee discovers facts with respect to the other party or this Agreement that would, in the reasonable opinion of that party or its committee or both, jeopardize the gaming licenses, permits, or status of that party or any of its Affiliates, with any gaming commission, board, or similar regulatory or law enforcement authority. If reasonable and appropriate, the parties may provide notice of, and attempt to resolve, any problems and concerns, relating to such facts. In the event of such termination, the parties shall engage in good faith negotiations to provide for an appropriate fee proration.

c.	Where references are made in this Section 10 to “appropriate fee proration” it is intended that fees paid or payable by LICENSEE to LICENSOR would be reduced or refunded on a proportionate basis to reflect the relative reduction in revenues reasonably anticipated to be suffered by LICENSEE as a result of termination or revision of this Agreement and the licenses granted hereunder, in whole or in part, as compared to revenues reasonably anticipated had this Agreement or such license not been so terminated or revised. Appropriate fee proration shall also consider additional factors such as the basis of termination and the relative degree of fault of the parties.

11.	Confidentiality:

a.	In connection with this Agreement, either party may disclose Confidential Information to the other. In such event, the party receiving Confidential Information (“Receiving Party”) shall hold in confidence all Confidential Information disclosed to it by the other party (“Disclosing Party”) until such time, if ever, that such Confidential Information becomes available to the public without breach of this Agreement or the Receiving Party is authorized in writing by the Disclosing Party to disclose such Confidential Information as set forth in such writing. A Receiving Party shall not disclose any Confidential Information of the disclosing party to any third person, except to the Receiving Party’s employees, agents, consultants, or contractors or requesting regulatory authority or to Game Developers or Game Manufacturers, in each instance, who have a reasonable need to know such information and only to the extent necessary to exercise rights permitted in this Agreement and in connection with the performance of this Agreement. The Receiving Party shall be responsible to the Disclosing Party for any violation of the terms hereof by any of the employees, agents or consultants, contractors, Game Developers or Game Manufacturers of the Receiving Party. In addition to the foregoing, the Receiving Party shall safeguard the Confidential Information of the

Disclosing Party with the same degree of care that it utilizes to safeguard its own proprietary information of a similar character, and in any case shall use reasonable care to safeguard such Confidential Information. No Receiving Party shall use Confidential Information of the Disclosing Party except in the furtherance of this Agreement, unless otherwise expressly authorized to do so in writing by the Disclosing Party.

b.	“Confidential Information” means any information disclosed by the Disclosing Party to the Receiving Party pursuant to this Agreement in a context which would cause a reasonable person to believe the information is intended to be treated as confidential, including but not limited to, the Licensed Property and documents expressly designated as confidential, and information related to either party’s manufacturing processes, products, employees, facilities, equipment, security systems, information systems, finances, product plans, marketing plans, suppliers, or distributors; provided, however that “Confidential Information” shall not include information that: (i) is now available or becomes available to the public without breach of this Agreement; (ii) is explicitly approved for release by written authorization of the Disclosing Party; (iii) is lawfully obtained from a third party or parties without a duty of confidentiality to the Disclosing Party; (iv) is of a type typically disclosed to a third party by the Disclosing Party without a duty of confidentiality; (v) is known to the Receiving Party prior to disclosure; or (vi) is at any time developed by the Receiving Party independently of any such disclosure(s) from the Disclosing Party. Notwithstanding anything to the contrary herein, the Licensed Property shall be considered Confidential Information of each of the parties hereto and may only be disclosed pursuant to the terms contained herein.

12.      Insurance Obligations: Each party shall purchase and maintain (and shall pay all premiums and deductibles related to) commercial liability insurance, including products liability, for the Licensed Property from a recognized and qualified insurance company naming the other party as additional insured in the amount of at least [*] million per occurrence against any claims, suits, losses or damages, including attorneys’ fees, arising out of any alleged defects in or the packaging, manufacture, marketing, distribution, sale or use of the Licensed Property. The insurance purchased and maintained by LICENSOR shall include errors and omissions insurance. Such policies shall be non-cancelable except after thirty (30) days’ prior written notice to the other party.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

13.	Indemnification; Limitation of Liability:

a.	Each party hereto agrees to indemnify and hold the other (including officers, directors, agents and employees of such party or its Affiliates) harmless against any loss, damage, expense or cost, including reasonable attorneys’ fees (collectively, “Damages”) arising out of or in connection with, resulting from or relating to any breach of any of such party’s warranties or representations set forth in Sections 7 or 8 above, respectively (“Indemnified Claims”). Each party shall promptly inform the other in writing of any such Indemnified Claim.

b.	In connection with any Indemnified Claims, the party so indemnifying (the “Indemnitor”) agrees to defend, contest or otherwise protect the indemnified party (the “Indemnitee”) against any such suit, action, investigation, claim or proceeding at the Indemnitor’s own cost and expense. The Indemnitee shall have the right, but not the obligation to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Indemnitor fails to notify Indemnitee in writing that it will defend, contest or otherwise protect against any such Indemnified Claim within ten (10) days after written notice from the Indemnitee, the Indemnitee shall have the right upon five (5) days’ written notice to the Indemnitor to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys’ fees, disbursements and all reasonable amounts applied as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof. The obligations hereunder shall survive any termination or expiration of this Agreement.

c.	Anything herein to the contrary notwithstanding, if LICENSEE’S use of the Licensed Property as permitted by this Agreement is enjoined due to an Indemnified Claim for which LICENSOR is required to indemnify LICENSEE (“LICENSOR’s Indemnified Claim”), LICENSOR will, at its sole expense, either: (i) procure for LICENSEE the right to continue to exercise its rights under the License, or (ii) replace the Licensed Property with non-infringing, substantially equivalent products or functionality, or (iii) suitably modify the Licensed Property so that it is not infringing; or, (iv) in the event (i), (ii) and (iii) are not achievable on commercially reasonable terms or in a commercially reasonable manner, at LICENSEE’s option, accept return of the Licensed Property and refund to LICENSEE all License Fees paid to LICENSOR under this Agreement. In the event that (1) LICENSEE’s use of the Licensed Property as permitted by this Agreement is enjoined other than due to a LICENSOR’s Indemnified Claim or (2) after the date hereof either party discovers that the Licensed

Property infringes a third party patent and there is at that time no injunction, the parties agree to work together to pursue the actions set forth in (i) or (iii) above and will share costs with respect to such actions in an equitable and good faith manner.

d.	Neither LICENSOR, LICENSEE nor their respective Affiliates shall be liable for any incidental, consequential, punitive or indirect damages of the other arising out of or in connection with this Agreement. Except with respect to LICENSOR’S Indemnified Claims, in any action arising out of contract, negligence, strict product liability, tort or warranty the maximum amount of any recovery against LICENSOR by LICENSEE shall be limited to the aggregate fees paid or payable to LICENSOR under Section 3 of this Agreement.

14.      Security Interest: In order to secure LICENSOR’S obligations to indemnify LICENSEE under Sections 13.a, and to return or refund License Fees paid as provided for in Section 4.c, 13.c or Exhibit D (the “Obligations”), LICENSOR hereby grants to LICENSEE a first priority security interest in and to (a) SDG Platform Rev A and SDG Platform Rev B, (b) all Intellectual Property and LICENSOR’S Technology embodied therein, (c) all of LICENSOR’s documentation relating to the foregoing, and (d) General Intangibles and Proceeds (as defined in the Uniform Commercial Code in effect in Nevada) relating to or of any of the foregoing, in all cases now existing or hereafter developed (all of the foregoing hereafter shall be collectively referred to as “Collateral”). Notwithstanding the foregoing, product(s) utilizing SDG Platform Rev A and SDG Platform Rev B shall not be deemed Collateral and shall be and remain the property of LICENSOR. LICENSOR shall have the sole and absolute right to sell, lease or license product(s) in the ordinary course of business utilizing SDG Platform Rev A and SDG Platform Rev B without any form of security interest attaching to either the product(s) or any proceeds generated from them. LICENSOR shall execute and/or deliver to LICENSEE, at any time at the request of LICENSEE, all agreements, instruments or documents that LICENSEE reasonably may request, including a more formal security agreement, in a form and substance acceptable to LICENSEE, to perfect and maintain perfected LICENSEE’s first priority security interest in the Collateral, including, without limitation, filings with the U.S. Patent and Trademark Office. LICENSOR hereby authorizes LICENSEE to file UCC-1 Financing Statements and to take any other steps necessary to perfect and maintain the perfection of LICENSEE’s first priority lien on the Collateral and hereby appoints LICENSEE as its agent and attorney-in-fact to execute and/or perform on its behalf all agreements, documents or instruments necessary to carry out the obligations of LICENSOR hereunder. LICENSOR shall not grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral after the date hereof, except with the prior written consent of LICENSEE. Upon LICENSOR’s default in performance of the Obligations, and subsequent failure to cure following 30 days prior written notice. LICENSEE may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code under the laws of Nevada and any other applicable law upon default by a debtor. All of LICENSEE’s rights and remedies under this Agreement are cumulative and non-exclusive. Accordingly, nothing herein shall be construed to limit LICENSEE from pursuing any other legal or equitable remedy which it may have against LICENSOR. In the event LICENSEE sells or otherwise disposes of the Collateral and applies the net proceeds thereof to the Obligations, LICENSOR will be liable to LICENSEE for the difference between the then outstanding amount of the Obligations and the net proceeds of such disposition applied to the Obligations, if any. LICENSOR, with LICENSEE’s approval, may elect to substitute different collateral for the Collateral, provided such new collateral is of equal or greater value, and in such event such new collateral shall become the “Collateral” as referred to in this Section, and the parties will amend any separate security agreement or UCC financing statement. Provided the Collateral has not been previously foreclosed upon, and there is then no claim, suit or demand which alleges facts which constitute a breach of LICENSOR’s representations or warranties set forth in Section 7, LICENSEE shall release the security interest provided by this Section [*] from the Gaming Regulatory Approval Date.

15.      Assignment: Except as otherwise provided elsewhere in this Agreement, neither party may transfer or assign any of the rights or obligations under this Agreement without the prior written authorization of the other.

16.      Relationship of the Parties: The parties agree that the relationship between them is that of independent contractors. Neither LICENSOR nor LICENSEE shall have the right to enter into any commitments or relationships on behalf of the other, or to bind the other, except to the extent allowed under this Agreement. Each party shall be responsible for their own taxes, fees and costs.

17.      Entire Agreement: This Agreement constitutes the entire agreement of the parties and all prior rights, negotiations and representations, including the Letter Agreement, are merged herein.

18.      No Waiver: The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

19.      Effect of Partial Invalidity: The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the removal of the invalid provision

20.      Public Announcements: The parties agree to make a mutually-agreeable public announcement concerning the transaction which is the subject of this Agreement within a reasonable and appropriate time period following execution hereof. Except for the

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

foregoing and for disclosures and announcements as are required by applicable law, gaming regulations or stock exchange rules (upon reasonable prior notice to the other party and opportunity to comment), each party agrees not to make any public announcements regarding this Agreement without prior written consent of the other party. In addition, except as required by applicable law, gaming regulations or stock exchange rules or as may be agreed between the parties, neither party shall disclose the terms and conditions hereof to any third party.

21.      Modification Of Agreement: Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

22.      Jurisdiction and Applicable Law: This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois regardless of the choice of law rules of such state or any other jurisdiction. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of either the state or federal courts located in Las Vegas or Reno, Nevada and the parties agree and submit to the personal and exclusive jurisdiction and venue of these courts.

23.      Notices: Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by overnight air courier service; (ii) by its being sent by telefax; provided a copy is also sent contemporaneously by regular mail and the sender has received a machine generated automatic confirmation of successful transmission, or (iii) five days after its being mailed, registered or certified, return receipt requested in a U.S. Post Office addressed to LICENSOR’S or LICENSEE’S address as set forth on page one hereof (to the attention of President), or to such other address as either party may designate by notice given as aforesaid. A copy of any notice sent to LICENSOR or LICENSEE shall also be sent to the General Counsel of each company as set forth below:

To: Orrin J. Edidin	To: Lars Perry
c/o: WMS Gaming Inc.	c/o: Sierra Design Group
800 S. Northwest Blvd	300 Sierra Manor Drive
Waukegan, IL, 60085	Reno, NV 89511

24.      Remedies for Breach; Attorneys’ Fees and Costs: The parties agree that except in the case of fraud, remedies that may be sought by a party in the event of breach of this Agreement by the other party shall include claims for damages and equitable remedies, including specific performance, injunction and similar remedies, but shall not include termination of this Agreement or any of the provisions hereof. If any legal action is brought for the enforcement of this Agreement or because of an alleged breach of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

25.      Counterparts: This Agreement may be executed in any number of counterparts, each which shall be deemed to constitute but one and the same instrument.

26.      Captions: Captions contained in this Agreement are inserted only as a matter of convenience and reference. Said captions shall not be construed to define, limit, extend or describe this agreement of the intent of any provision hereof.

27.      Execution of Additional Documents: Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to effectuate the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

SIERRA DESIGN GROUP		WMS GAMING INC.

By:	/s/ Robert A. Luciano	By:	/s/ Orrin J. Edidin

	Robert A. Luciano		Orrin J. Edidin

Title:	President	Title:	Executive Vice President, General Counsel and Chief Operating Officer

EXHIBIT A

Description of SDG Platform Rev A (Alpha Game System)

[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

A-1

EXHIBIT B

Development Task and Specifications

and SDG Game System Rev A Extensions

[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

B-1

EXHIBIT C

Development Schedule, Deliverables

and Milestones

[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

C-1

EXHIBIT D

Bonus License Fees and Penalties

A. Bonus License Fees

1.	Subject to the provisions below in this Section A and those in Section B regarding Penalties, the Bonuses shall be determined as set forth in this paragraph 1. Bonuses for Milestones as set forth in Exhibit C may only be earned (in whole or in part) if (a) delivery of the applicable Deliverables are made no later than [*] after the applicable Milestone Date, and (b) the Acceptance Criteria has been met (or deemed met) by the end of the Initial Correction Cycle. Subject to (b) above, if delivery of the applicable Deliverable is made no later than [*] after the applicable Milestone Date, LICENSOR may earn the full Bonus for said Deliverable. Subject to (b) above, if such delivery is made on the [*] after the applicable Milestone Date, LICENSOR may earn only [*] of the full Bonus for said Deliverable. Subject to (b) above, in addition to the [*] reduction provided for in the prior sentence, for each additional [*] after the [*] that delivery is delayed, the amount of LICENSOR’s Bonus which it may earn will be reduced by an additional [*], such that if delivery is not made by the [*] after the applicable Milestone Date no Bonus may be earned.

2.	Notwithstanding the provisions of paragraph 1 above, if the Deliverables in the following Milestones have not been delivered by their respective Milestone Date, the Bonus for such Milestones shall not be earned:

(a)	Milestone 1A [*]

(b)	Milestone 2D [*]

(c)	Milestone 2E [*]

3.	Subject to the provisions of paragraph 2 above (which provisions shall continue to be in effect notwithstanding this paragraph), provided Milestone 2E [*] has been met by its Milestone Date, the Bonuses for Milestones 1A, 2A, 2B, 2C, 2D and 2E shall be paid within [*] of the Milestone Date.

4.	Notwithstanding the provisions of paragraph 1 above, but subject to the provisions of paragraph 2 above (which provisions shall continue to be in effect notwithstanding this paragraph), if the Milestone Dates for all of the Jurisdictions (defined below) in Milestone 4C [*] have been met with no delays, then all Bonuses for the previous Milestones shall be deemed to be [*] earned, it being understood that no submittals shall take place unless and until the Acceptance Criteria for all the prior Deliverables has been met.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.	Subject to the provisions below on Penalties, Bonuses which are otherwise earned shall be paid within [*] after Milestone 4E has been met.

B. Penalties.

1.	The penalty shall consist of (a) a reduction of the Bonuses which were otherwise earned as set forth in Section A above and (b) LICENSOR’s payment of a refund of the License Fee paid pursuant to Section 3.a. not to exceed a refund of [*] (the “Refund”).

2.	The penalty, if any, will be determined in accordance with the following.

(a)	The maximum amount of the penalty is a [*] reduction in the earned Bonus plus a Refund of [*] (the “Maximum Penalty”).

(b)	The penalty which is actually assessed is based on the date, in relation to the Milestone Date, on which Milestone 4E [*] as it relates to approval by all applicable regulators in Nevada, New Jersey, Mississippi and Gaming Laboratory Inc. (“GLI”) (each herein a “Jurisdiction”), is met (in this Exhibit D, the “Approval Date”). Approval by GLI means the first GLI approval for any GLI jurisdiction.

(c)	Subject to (e) below, the Approval Date of each of the four Jurisdictions listed in (b) above determines [*] of the Maximum Penalty. For each of the Jurisdictions, considered separately, the following penalties shall be assessed on a cumulative basis:

Approval Date for each Jurisdiction	Penalty

On or before the Milestone Date	None

[*] after the Milestone Date	[*] reduction in earned Bonus

Each additional [*] up to (and including) [*] late	a pro rata portion of an additional [*] reduction in earned Bonus

[*] late	Additional [*] reduction in earned Bonus

Each additional [*] up to (and including) [*] late	a pro rata portion of an additional [*] reduction in earned Bonus

Each additional [*] up to exactly [*] late	an additional pro rata portion of a Refund of [*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[By way of example, assume that the Approval Date for the Jurisdictions of New Jersey, Mississippi and GLI occurred on or before the Milestone Date for Milestone 4E, but that the Approval Date for Nevada occurs exactly [*] after the Milestone Date. The applicable penalty in this example would be a [*] reduction in earned Bonus plus a Refund of [*]. If, instead the Approval Date for New Jersey and Mississippi occurred on or before the Milestone Date, but the Approval Date for Nevada and GLI occurred exactly [*] after the Milestone Date, the applicable penalty would be a [*] reduction in earned Bonus plus a Refund of [*].]

(d) The following shall apply in determining the Approval Date:

(i) If (1) submittal to a Jurisdiction has been met by its Milestone Date (i.e Milestone 4C), it being understood that no such submittal shall be made prior to the Acceptance Criteria for all the prior Deliverables having been met, and (2) Milestone 4E with respect to a Jurisdiction is ultimately met (A) without any issues relating to the Licensed Property having been raised by the Jurisdiction during field trials that result in delays to the Approval Date of the Licensed Property and (B) with respect to any issues relating to the Licensed Property raised prior to the start of the field trials by the Jurisdiction, LICENSOR has fixed the problem and delivered to LICENSEE such fix in an update to the Licensed Property such that such issues do not create a delay in the Approval Date of the Licensed Property; then regardless of the actual Approval Date, the Approval Date for the Jurisdiction for purposes of (c) above shall be deemed to be the Milestone Date.

(ii) To the extent (d) (i) (1) or (2) above are not met, the Approval Date for a Jurisdiction shall be calculated as the earlier of the actual date regulatory approval is awarded, or the Approval Date as calculated below:

(1) The Approval Date shall be the Milestone Date for regulatory approval as set forth in Milestone 4E in Exhibit C for the Jurisdiction, plus

(2) Any delay incurred in delivery of the Licensed Product for Milestone 4C (Sell 1 Regulatory Submittal), it being understood that no such submittal shall be made prior to the Acceptance Criteria for all the prior Deliverables having been met, plus

(3) Any delay incurred as a result of Critical or Serious Defects arising with respect to the Licensed Property (excluding any such Defects solely caused by LICENSEE’s game development and Top Box development) after submittal to the Jurisdiction, and where such Defects must be fixed by LICENSOR to gain

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

regulatory approval, such delay being calculated as the time difference between when LICENSOR is notified of such defect and the fix for the Defect is provided to the LICENSEE.

[By way of example, the Milestone Date for Milestone 4E (Regulatory Approval) as it relates to GLI, as set forth on Exhibit C, is [*]. If Milestone 4C delivery is [*] late, and a problem is found during regulatory approval where the fix provided by the LICENSOR takes [*], the total delay would be calculated as [*], causing the calculated Approval Date to be [*] which would be [*], which would be calculated as a penalty of [*] late for purposes of (c) above.]

(e) Notwithstanding anything to the contrary herein, including (d) above, if the actual Approval Date for any of the Jurisdictions is more than [*] late, then the Maximum Penalty shall apply and, accordingly, the penalty shall be a [*] reduction in earned Bonus and a Refund of [*].

(f) The applicable Refund, if any, will be paid by LICENSOR as soon as it is determined. LICENSEE may offset the amount of the Refund to which it is entitled against the amount of Bonuses which are earned, due and payable.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT E

Vendor Management Items

Vendor Management Items:

Initial Deliverables (provided by SDG unless otherwise noted) will be provided within 1 week of contract signing:

Requirements (provided by WMS)

Milestone schedule (milestone list)

Staffing and Planning (Microsoft project schedule)

Product Development Lifecycle

Product Development Process description

Change Control Process

Issue Management plan

Risk Management plan

Weekly status reports will be written by SDG & conference calls will be held between SDG and WMS to review (all material to be provided by SDG):

Schedule status – delivery of an updated detailed schedule, current variance and projected variance of detailed schedule, status (% complete) on items in progress and status on items expected to be complete, evidence of items complete.

Current list of project issues/actions, actions, owners, and progress (kept in excel or other format with action item #, description, originator, owner, due date, severity/priority, current status and date completed) (we can supply a template).

Status of risk items & risk management plan

Problem reports on product defects and plans for resolution (in excel or other format with Problem ID, severity, description, functional area affected, owner/developer responsible, date for resolution and current status) (we can supply a template)

Above items must be delivered 24 hours prior to each meeting.

Face-to-Face Program reviews will be held [*] to alternate between [*] and [*]:

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

E-1

SDG will present detailed schedule status, issues status, risk management status, problem report status as described above in the weekly conference calls.

SDG will present Schedule and Quality Metrics, including:

# of problems found, inspection rates, prep rates, # open defects, average time to fix, work & effort over time compared to plan, etc.

Site access to SDG [*] for our program manager in [*] will be provided as needed (this will be scheduled and coordinated with the SDG program manager).

QA audits will be performed as desired by WMS on each of the following SDG development phases and work products (these audits will be scheduled in advance with the SDG program manager):

Requirements

Design

Implementation (coding)

Unit test

Integration test

Config Mgmt (Loadbuilding)

System Test

Training material and Training program will be provided by SDG in advance of each submission to WMS QA testing. For each delivery, SDG will provide up to [*] of training on site at [*].

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

E-2

EXHIBIT F

Support Contacts

Licensor’s Support Contact

Name	Robert Crowder	Name

Telephone Number	[*]

Fax Number	[*]

Cellular Number	[*]

e-mail	[*]

Licensee’s Support Contact

Name	Laurie Lasseter	Name

Telephone Number	[*]

Fax Number	[*]

Cellular Number	[*]

e-mail	[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

F-1